UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 27, 2012

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2012, Atmos Energy Corporation (the “Company”) entered into a $260 million Term Loan Credit Agreement (the “credit facility”) with JPMorgan Chase Bank, N.A., as Administrative Agent, U.S. Bank National Association, as Syndication Agent and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Documentation Agent, with the same banks participating as lenders. The credit facility will be used primarily to pay down commercial paper sold in August 2012 to fund the early redemption of $250 million of senior notes originally maturing on January 15, 2013.

The Company has elected to borrow the entire $260 million on a one-month LIBOR based rate, which is currently 0.22% per annum. Based on the Company’s credit rating, a margin of 0.875% per annum will be added to the LIBOR based rate, for an effective total interest rate of 1.095% per annum.

The credit facility will expire on February 1, 2013, at which time all outstanding amounts under the credit facility will be due and payable. The credit facility contains usual and customary covenants for transactions of this type, including covenants limiting liens, substantial asset sales and mergers. In addition, the credit facility provides that during the term of the facility, the Company’s debt to capitalization ratio as of the last day of each of its fiscal quarters shall be less than or equal to 0.70 to 1.00, excluding from the calculation of debt: (i) any pension and other post-retirement benefits liability adjustments recorded in accordance with generally accepted accounting principles; and (ii) an amount of hybrid securities, as defined in the credit facility (generally, deferrable interest subordinated debt with a maturity of at least 20 years), not to exceed a total of 15% of total capitalization.

In the event of a default by the Company under the credit facility, including cross-defaults relating to specified other indebtedness of the Company, JPMorgan Chase may, upon the consent of a certain minimum number of lenders, and shall, upon the request and direction of such lenders, declare the amount outstanding, including all accrued interest and unpaid fees, payable immediately, and enforce any and all rights and interests created and existing under the credit facility documents, including, without limitation, all rights of set-off and all other rights available under the law.

With respect to the other parties to the credit facility, all of whom are parties to a credit facility already in place with the Company, the Company also has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party. A copy of the credit facility is filed as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the credit facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Term Loan Credit Agreement, dated as of September 27, 2012 among Atmos Energy Corporation, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, U.S. Bank National Association, as Syndication Agent and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Documentation Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: October 2, 2012	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President, General Counsel
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Term Loan Credit Agreement, dated as of September 27, 2012 among Atmos Energy Corporation, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, U.S. Bank National Association, as Syndication Agent and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Documentation Agent

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